UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

INTEGRATED VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 East Madison Street, Suite 1122 Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

(215) 613-9898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Equity and Incentive Plan

On November 19, 2024, Integrated Ventures, Inc. (the “Company”) approved the 2024 Equity and Incentive Plan (“2024 Plan”). The 2024 Plan authorized 1,000,000 shares of Common Stock to be issued pursuant to awards. The approval of the plan will allow the Company to provide equity awards as part of the Company’s compensation program, an important tool for motivating, attracting and retaining talented employees and for creating stockholder value. The 2024 Plan will allow the Company to significantly increase the cash component of employee compensation to attract and retain key employees. The Company believes that long-term incentive compensation programs align the interests of management, employees and stockholders to create long-term stockholder value. Equity plans such as the 2024 Plan increase the Company’s ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps the Company to recruit, reward, motive, and retain talented personnel, and that the approval of the 2024 Plan is essential to its continued success, and in particular, the ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor marks in which the Company will compete. Such awards are also crucial to the Company’s ability to motivate employees to achieve its goals.

The Plan will be administered by the Company’s Chief Executive Officer, with such 1,000,000 shares of the Company’s common stock reserved for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. Unless the administrator provides otherwise, the 2024 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.

The preceding description of the 2024 Equity and Incentive Plan is provided for summary purposes only and are qualified in their entirety by reference to such agreement, a copy of which is filed here as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Integrated Ventures, Inc. 2024 Equity and Incentive Plan
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Ventures, Inc.

Dated: November 20, 2024	By:	/s/ Steve Rubakh
	Name:	Steve Rubakh
	Title:	Chief Executive Officer

3